                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 12, 1997
                                ---------------

                           DUNN COMPUTER CORPORATION
   ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  Delaware
   ------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                 0-22263                            54-1424654
        --------------------------           -------------------------
         (Commission file Number)            (IRS Employer ID Number)


                 1306 Squire Court, Sterling, Virginia, 20166
           --------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code  (703)450-0400
                                 -------------

                                      N/A
   ------------------------------------------------------------------------
             (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. As required by Item 7 of Form 8-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended
    (the "Act"), the following financial statements of the business acquired are filed with this report:

                                                                Page
                                                               Number
                                                               ------
Report of Independent Auditors ..............................   F-1

STMS, Inc. Balance Sheets
as of December 31, 1995 and 1996.............................   F-2

STMS, Inc. Statements of
Income for the Years Ended
December 31, 1995 and 1996...................................   F-4

STMS, Inc. Statements of
Retained Earnings for the Years Ended
December 31, 1995 and 1996  .................................   F-5

STMS, Inc. Statements of
Cash Flows for the Years Ended
December 31, 1995 and 1996...................................   F-6

Notes to Financial Statements  ..............................   F-8

(b) Unaudited financial statements of the business acquired for the interim period. As required by Item 7 of Form 8-K promulgated by the Commission under the Act, the following interim financial information of the business acquired are filed with this report:

STMS, Inc. Balance Sheet as of June 30, 1997................   F-14

STMS, Inc. Statement of Operations
for the Six Months Ended June 30, 1997......................   F-15

STMS, Inc. Statement of Cash Flows
for the Six Months Ended June 30, 1997......................   F-16

Notes to Interim Financial Statements.......................   F-17

(c) Pro Forma Financial Information. As required by Item 7 of Form 8-K promulgated by the Commission under the Act, the following pro forma financial information is filed with this report:

                                                                Page
                                                               Number
                                                               ------
Unaudited Pro Forma Combined
Balance Sheet as of April 30, 1997 ........................    F-18

Unaudited Combined Pro Forma
Statements of Operations for the Year
Ended October 31, 1996 and the Six
Month Period Ended April 30, 1997  ........................    F-19

Notes to Pro Forma Balance Sheet
and Statements of Operations ..............................    F-20

(c)              Exhibit.

         2.1*    Stock Purchase Agreement dated as of September 12,
    1997, by and among the Registrant, STMS and shareholders of STMS.


*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Dunn Computer Corporation



Date: November 26, 1997                /s/ John D.Vazzana
                                       -------------------------
                              John D. Vazzana
                              Chief Financial Officer
                              (Principal Executive Officer)

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
STMS, Inc.
Sterling, Virginia


    We have audited the accompanying balance sheets of STMS, Inc. as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STMS, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                  /s/ Davis, Sita & Company, P.A.
                                   Certified Public Accountants

Greenbelt, Maryland
August 25, 1997
(Except for Note 8 as to which
the date is September 30, 1997)

                                                                     EXHIBIT "A"
                                                                       PAGE ONE

                                   STMS, INC.

                                 BALANCE SHEETS

                                     AS OF
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                                            1996          1995
                                                                                        ------------  ------------
CURRENT ASSETS:
  Cash................................................................................  $    188,495  $    178,167
  Trade accounts receivable, net......................................................     6,349,779     2,192,497
  Inventory...........................................................................       263,108       698,091
  Loans to employees..................................................................       158,402        89,274
  Prepaid expenses....................................................................        76,115         7,232
  Deposits and other..................................................................        17,444        22,363
  Deferred tax asset..................................................................       110,836       109,625
                                                                                        ------------  ------------
    Total current assets..............................................................     7,164,179     3,297,249
                                                                                        ------------  ------------
PROPERTY AND EQUIPMENT, at cost:
  Equipment...........................................................................       416,964       195,251
  Furniture and fixtures..............................................................        94,869        83,019
  Transportation equipment............................................................         6,500         6,500
  Equipment under capital lease.......................................................        61,928        46,695
  Leasehold improvements..............................................................        82,665        60,007
                                                                                        ------------  ------------
    Total cost........................................................................       662,926       391,472
  Less accumulated depreciation.......................................................       190,731       108,922
                                                                                        ------------  ------------
  Cost less accumulated depreciation..................................................       472,195       282,550
OTHER ASSETS:
  Software development cost
    (Net of accumulated amortization
    of $22,941 in 1996 and $4,588
    in 1995)..........................................................................       101,438       148,369
                                                                                        ------------  ------------
    TOTAL ASSETS......................................................................  $  7,737,812  $  3,728,168
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                 See Accompanying Notes to Financial Statements

                                                                     EXHIBIT "A"
                                                                       PAGE TWO

                                   STMS, INC.

                                 BALANCE SHEETS

                                     AS OF
                           DECEMBER 31, 1996 AND 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                            1996          1995
                                                                                        ------------  ------------
CURRENT LIABILITIES:
  Accounts payable....................................................................  $  6,190,597  $  2,281,644
  Notes payable.......................................................................        54,895       971,030
  Capital lease obligations...........................................................        22,020        16,761
  Deferred revenue....................................................................       382,176       323,222
                                                                                        ------------  ------------
    Total current liabilities.........................................................     6,649,688     3,592,657
                                                                                        ------------  ------------
LONG-TERM LIABILITIES:
  Notes payable.......................................................................         4,569        58,465
  Capital lease obligations...........................................................        19,012         5,395
  Deferred revenue....................................................................       --            246,521
                                                                                        ------------  ------------
    Total long-term liabilities.......................................................        23,581       310,381
                                                                                        ------------  ------------
    Total liabilities.................................................................     6,673,269     3,903,038
                                                                                        ------------  ------------
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, 18% cumulative, $1,000 par value, 1,235 shares
    authorized, issued and outstanding (Note 6).......................................     1,235,000       --
  Class A Common stock, no par value, 10,000,000 shares authorized, 8,065,600 shares
    issued and outstanding............................................................         1,000         1,000
  Class B Common stock, $1 par value, 100 shares authorized, issued and outstanding...           100       --
  Additional paid-in capital..........................................................         9,900
  Retained earnings (Exhibit "C").....................................................      (181,457)     (175,870)
                                                                                        ------------  ------------
    Total stockholders' equity........................................................     1,064,543      (174,870)
                                                                                        ------------  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................  $  7,737,812  $  3,728,168
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                 See Accompanying Notes to Financial Statements

                                                                     EXHIBIT "B"

                                   STMS, INC.

                              STATEMENTS OF INCOME

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
REVENUE:
Sales..............................................................................  $  20,249,828     10,371,065
Less cost of sales.................................................................     16,616,964      8,354,253
                                                                                     -------------  -------------
  Gross profit.....................................................................      3,632,864      2,016,812
GENERAL AND ADMINISTRATIVE EXPENSES:
  Salaries and commissions.........................................................      2,128,463      1,132,321
  Professional fees................................................................        151,901        136,444
  Administrative and office........................................................        225,794        125,083
  Occupancy........................................................................        113,170        108,728
  Payroll and other taxes..........................................................        152,218        160,607
  Advertising and promotion........................................................         66,873         19,270
  Telephone........................................................................         73,516         49,347
  Insurance........................................................................         65,011         45,294
  Equipment expenses...............................................................        128,517         87,514
  Other expenses...................................................................         60,105         38,675
  Bad debts........................................................................       --               54,490
  Research and development.........................................................       --               61,356
  Depreciation and amortization....................................................        100,141         33,570
  Training.........................................................................         41,575         24,687
                                                                                     -------------  -------------
    Total..........................................................................      3,307,284      2,077,386
                                                                                     -------------  -------------
  Net operating income (loss)......................................................        325,580        (60,574)
OTHER EXPENSES:
  Abandoned software development cost..............................................         99,412       --
  Interest and finance charges.....................................................        232,966        235,665
                                                                                     -------------  -------------
    Total other expenses...........................................................        332,378        235,665
                                                                                     -------------  -------------
  Net income (loss) for the year before provision for income taxes.................         (6,798)      (296,239)
  Provision for income tax benefit.................................................          1,211        109,625
                                                                                     -------------  -------------
  Net income (loss) for the year...................................................  $      (5,587) $    (186,614)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                 See Accompanying Notes to Financial Statements

                                                                     EXHIBIT "C"

                                   STMS, INC.

                        STATEMENTS OF RETAINED EARNINGS

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                                                                                             1996         1995
                                                                                          -----------  -----------
Balance at beginning of year............................................................  $  (175,870) $    10,744
Net income (loss) for the year (Exhibit "B")............................................       (5,587)    (186,614)
                                                                                          -----------  -----------
Balance at end of year..................................................................  $  (181,457) $  (175,870)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                 See Accompanying Notes to Financial Statements

                                                                     EXHIBIT "D"
                                                                       PAGE ONE

                                   STMS, INC.

                            STATEMENTS OF CASH FLOWS

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                        -------------  -----------
Cash Flows From Operating Activities:
Net income (loss) Exhibit "B" $(......................................................        $(5,587) $  (186,614)
Adjustments to reconcile net income (loss) to net cash provided by operations:
    Depreciation and amortization.....................................................        100,141       33,570
    Abandoned software development costs..............................................         70,367      --
    Decrease (increase):
      Accounts receivable.............................................................     (4,157,282)     298,087
      Inventory.......................................................................        434,983     (549,672)
      Deposits and other..............................................................          4,919         (250)
      Prepaid expenses................................................................        (68,883)       9,633
      Deferred tax asset..............................................................         (1,211)    (109,625)
    Increase (decrease):
      Accounts payable................................................................      3,908,974      462,288
      Deferred revenue................................................................       (187,567)     486,478
                                                                                        -------------  -----------
Net cash provided by operating activities.............................................         98,854      443,895
                                                                                        -------------  -----------
Cash Flows From Investing Activities:
  Acquisitions of equipment...........................................................       (271,454)     (77,891)
  Investment in software development costs............................................        (41,789)    (152,957)
                                                                                        -------------  -----------
Net cash provided by (used in) investing activities...................................       (313,243)    (230,848)
                                                                                        -------------  -----------
Cash Flows From Financing Activities:
  Advances to employees...............................................................        (69,128)     --
  Proceeds from issuance of capital stock.............................................         10,000      --
  Proceeds from borrowing on notes payable, net of payments...........................        283,845      (70,650)
                                                                                        -------------  -----------
Net cash provided by (used in) financing activities...................................        224,717      (70,650)
                                                                                        -------------  -----------
Net increase in cash..................................................................         10,328      142,397
Cash, beginning of year...............................................................        178,167       35,770
                                                                                        -------------  -----------
Cash, end of year.....................................................................  $     188,495  $   178,167
                                                                                        -------------  -----------
                                                                                        -------------  -----------

                 See Accompanying Notes to Financial Statements

                                                                     EXHIBIT "D"
                                                                       PAGE TWO

                                   STMS, INC.

                            STATEMENTS OF CASH FLOWS

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                                                                                              1996         1995
                                                                                          ------------  ----------
Supplemental Disclosures:
  Interest paid.........................................................................  $    209,495  $  235,665
                                                                                          ------------  ----------
                                                                                          ------------  ----------
Significant non-cash transactions:
  Notes payable exchanged for convertible preferred stock...............................  $  1,235,000
                                                                                          ------------  ----------
                                                                                          ------------  ----------




            See Accompanying Notes to Financial Statements

                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    STMS, Inc. was incorporated under the laws of the Commonwealth of Virginia on November 1, 1990. STMS, Inc. is in the business of selling and installing networked micro computer systems. In that regard, it offers hardware, software, training, on-going support and related consulting to its customers. In addition, it provides comprehensive hardware, software and network maintenance services. The Company has its headquarters in Sterling, Virginia, however, its products and services are offered on a national basis.

    METHOD OF ACCOUNTING

    The Corporation records its financial transactions using the accrual basis of accounting.

    ACCOUNTS RECEIVABLE

    The Corporation has established an allowance for doubtful accounts based on management's estimates. As of December 31, 1996 and 1995 accounts receivable consisted of the following:

                                                 1996      1995

    Amounts due from customers              $ 6,372,142    $ 2,214,241
    Allowance for doubtful accounts          (   22,363)    (   21,744)
                                            -----------    -----------

                                            $ 6,349,779    $ 2,192,497
                                            -----------    -----------
                                            -----------    -----------

    INVENTORY

    Inventory consists of computers, computer software, accessories and other related items. The inventory is calculated using the first-in, first-out method at the lower of cost or market. Administrative, storage and material handling costs have been added to the inventory in the amount of $8,651 in 1996 and $22,934 in 1995.

                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995



    DEPRECIATION

    Property and equipment are recorded at cost. Property and equipment are depreciated using the straight-line method for financial reporting purposes and principally accelerated methods for income tax purposes. The estimated useful lives of property and equipment are as follows:

    Equipment, furniture and fixtures          5-7 years
    Transportation equipment                   7 years
    Equipment under capital lease              5-7 years
    Leasehold improvements                     20 years

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SOFTWARE DEVELOPMENT COSTS

    The Corporation accumulates the costs associated with the development of new software which it plans to offer for sale. Costs to establish the technological feasibility of the developing product are considered to be research and development costs and accordingly, are charged to current year operations when incurred. Once technological feasibility has been established, cost incurred to produce a master, including coding and testing, are capitalized. When the product is ready for general release to the public, the capitalization of costs ends. The Corporation amortizes the costs of software development over a three year period on the straight-line basis. Software development costs are reflected on the financial statements at the lower of the unamortized costs or the net realizable value. During 1996 the Corporation determined that one product in process was not feasible and accordingly, wrote off the accumulated costs of $99,412.

    DEFERRED MAINTENANCE REVENUE

    The Corporation offers computer hardware, software and network maintenance services to customers. The services are paid in advance and are packaged in various arrangements including hours, period of coverage and availability. The maintenance contracts can extend up to

                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995



three years. It is the practice of the Corporation to record the maintenance contract revenue when service is requested and provided. At year end, the unearned portion of each contract is allocated between current and long-term based on the time remaining on the contract and assuming a straight line amortization. At the end of the contract, any unused portion is considered to be revenue in the year the contract ends.

2.  INCOME TAXES

    The Corporation incurred net operating losses of $6,798 in the year ended December 31, 1996 and $296,239 in the year ended December 31, 1995. A net operating loss results in an income tax benefit due to reductions in either prior or future income taxes. As a result of losses in the respective years, the financial statements reflect the following income tax benefits:

                                                    1996           1995
                                                    ----           ----

         Net loss                                $  6,798       $ 296,239

         Income tax benefit                      $  1,211       $ 109,625

    The tax is calculated using prevailing Federal and state income tax rates. Management anticipates that the entire net operating loss will be absorbed by taxable income in 1997 and accordingly, the income tax benefit is reflected as a current asset.

    Prior to December 31, 1994, the Corporation elected to be treated as an S Corporation for income tax purposes. S Corporations are generally not taxable at the corporate level, but instead, income is taxable to the shareholders. Accordingly, as of December 31, 1994, there was no provision for an income tax liability. Effective January 1, 1995 the Corporation voluntarily terminated its S Corporation status, and as such, became subject to corporate income taxes as of that date.

3.  TRANSACTIONS WITH RELATED PARTIES

    As of December 31, 1996, the Corporation had loaned $133,507 to certain officer/shareholders and employees. The loans are unsecured. Payments on these loans are due on demand. Effective January 1, 1996 interest is being charged at 6% per annum.


                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995


    The Corporation purchases inventory from Primary Telecommunications, Inc., a Company which is owned by a principal shareholder of STMS, Inc. Purchases during 1996 amounted to $341,427. At December 31, 1996 the Corporation owed $160,426 to Primary Telecommunications, Inc.

4.  NOTES PAYABLE

    As of December 31, 1996, notes payable consisted of a term loan from Barry
D. Bergman and Jacqueline L. Bergman dated July 11, 1994, in the amount of $125,000, secured by the personal guarantees of the shareholders, payable in monthly installments of $4,645 which includes interest at 12% per annum.

    Annual principal curtails are as follows:

              1997                         $ 54,895
              1998                            4,569

    At December 31, 1995 notes payable consisted of the following loans from Barry D. and Jacqueline L. Bergman:

              Term loans                   $  144,495

              Credit line loan                885,000
                                           ----------

                                           $1,029,495
                                           ----------
                                           ----------

5.  OPERATING LEASES

    The Corporation is currently obligated under a lease for its office space which expires in April 1999. However, under the provisions of a termination option in the lease, the Corporation has terminated its lease effective during June 1997. The Corporation has entered into a new lease for 19,195 square feet of office and warehouse space in Reston, Virginia to be effective upon the vacating of its current space.

    The Corporation is obligated under non-cancelable, long-term leases for office space with the following minimum annual lease payments:

              1997                          $151,160
              1998                           266,906
              1999                           274,913
              2000                           283,160
              2001                           291,655

                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995



6.  CAPITAL STOCK

    Convertible Preferred Stock

    In December 1996 the Corporation authorized and issued 1,235 shares of $1,000 par value preferred stock. The stock provides for cumulative dividends at 18%, payable monthly. The stock is held by a single shareholder who has the option to convert the preferred stock into a senior debt instrument (promissory note payable) on demand. At the shareholder's option, the stock will convert into a one year note with interest only payable at 18% per annum until maturity.


    COMMON STOCK

    On October 1, 1995 the Company amended its articles of incorporation to provide for the authorization of new issues of common stock as follows:

    CLASS A

    10,000,000 shares of no par common stock were authorized. Each share of the previously authorized and issued common stock was exchanged for 6,930 shares of the new Class A common stock. All common stock issued prior to October 1, 1995 was retired.

    CLASS B

    100 shares of Class B no par common stock were authorized. The holders of Class B common stock are limited to a maximum of 10% of the total votes of the Corporation. Class B stock can be converted to Class A stock upon the occurrence of the Company achieving certain stated levels of outside financing, as defined in the amendment to articles of incorporation.

    INCENTIVE STOCK OPTION PLAN

    The Corporation initiated an incentive stock option plan in January 1996 in order to advance the interests of the Corporation by providing eligible employees with an opportunity to acquire a proprietary interest in the Corporation. The Corporation has earmarked 500,000 shares of its Class A Common Stock for this purpose.

    The option price is fixed by the Board of Directors from time to time. As of December 31, 1996 there were options outstanding for 9,500 shares.

                                      STMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 and 1995



7.  CONCENTRATION OF RISK

    At December 31, 1996 the Corporation maintained cash balances at $88,495 in excess of the Federal insurance limits. From time to time during the year cash balances exceeded the Federal insurance limit of $100,000.

8.  SUBSEQUENT EVENTS

    SIGNIFICANT CHANGE IN OWNERSHIP

    On September 12, 1997 all of the outstanding common stock of STMS, Inc. was purchased by Dunn Computer Corporation through an exchange of stock in which the shareholders of STMS, Inc. received 100,000 shares of Dunn Computer Corporation in exchange for all shares of STMS, Inc.

    CONVERSION OF PREFERRED STOCK

    As of September 12, 1997, the holder of the preferred stock described in
Note 6 exercised the option which allowed him to convert the preferred stock into a one year promissory note. Subsequently the note was paid in full.

                               STMS, INC.

                             BALANCE SHEET

                                                   June 30,
                                                     1997
                                                  ----------

Assets
Current assets:
 Cash and cash equivalents                        $  104,008
 Accounts receivable, less allowance for
  doubtful accounts of $22,190                     3,300,116
 Inventory                                           198,902
 Prepaid expenses                                     43,062
 Loans to employees                                  148,197
 Deferred tax asset                                  110,836
                                                  ----------
Total current assets                               3,905,121

Property and equipment, net                          474,264
Other assets                                         165,832
                                                  ----------
Total assets                                      $4,545,217
                                                  ----------
                                                  ----------
Liabilities and stockholders' deficit
Current liabilities:
 Accounts payable                                 $3,832,692
 Accrued expenses                                    185,766
 Note payable                                      1,235,000
 Capital lease obligation                             16,037
 Unearned revenue                                    492,269
                                                  ----------
Total current liabilities                          5,761,764

Long-term capital lease obligation, net current        8,082
Long-term debt                                        29,146

Commitments                                               --

Stockholders' deficit:
 Common Stock                                          1,000
 Additional paid-in capital                           10,000
 Accumulated deficit                              (1,264,775)
                                                  ----------
Total stockholders' deficit                       (1,253,775)
                                                  ----------
Total liabilities and stockholders' deficit       $4,545,217
                                                  ----------
                                                  ----------

                        See accompanying notes.

                                   STMS, INC.

                            STATEMENT OF OPERATIONS



                                                            Six Months
                                                          Ended June 30,
                                                              1997
                                                         ----------------
Revenues                                                   $ 7,812,531
Costs of revenues                                            5,951,002
                                                         ----------------
Gross profit                                                 1,861,529

Selling and marketing                                        1,772,964
General and administrative                                   1,032,509
                                                         ----------------
Loss from operations                                          (943,944)

Other expense                                                  (21,372)
Interest expense                                              (118,003)
                                                         ----------------
Net income loss                                            $(1,083,319)
                                                         ================





                             See accompanying notes

                                   STMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS
                                                        ENDED JUNE 30,
                                                            1997
                                                        --------------
OPERATING ACTIVITIES
Net loss                                                $(1,083,318)
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                             60,427
   Changes in operating assets and liabilities:
     Accounts receivable                                  3,049,663
     Inventory                                               64,206
     Loans to employees                                      10,205
     Prepaid expenses                                        50,497
     Other assets                                           (64,394)
     Accounts payable                                    (2,357,905)
     Accrued expenses                                       130,871
     Unearned revenue                                       110,093
                                                        --------------
Net cash provided by (used in) operating activities         (29,655)

INVESTING ACTIVITIES
Purchases of property and equipment                         (62,496)
                                                        --------------
Net cash used in investing activities                       (62,496)

FINANCING ACTIVITIES
Proceeds from long-term debt                                 24,577
Payments on capital lease obligations                       (16,913)
                                                        --------------
Net cash used in financing activities                         7,664

Net increase in cash and cash equivalents                   (84,487)
Cash and cash equivalents at beginning of the year          188,495
                                                        --------------
Cash and cash equivalents at end of the period          $   104,008
                                                        --------------
                                                        --------------

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                           $   123,069
                                                        --------------
                                                        --------------
Income taxes paid                                       $      --
                                                        --------------
                                                        --------------


                              See accompanying notes.

                                STMS, INC.

                        NOTES TO FINANCIAL STATEMENTS

Note A:

Interim Financial Information

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period, including the year ended October 31, 1997. For further information, refer to the audited financial statements and footnotes thereto included elsewhere herein.

                            See accompayning notes.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The unaudited pro forma combined balance sheet gives effect to the acquisition of STMS, Inc. completed by the Company on September 12, 1997 as if it occurred on April 30, 1997.

The unaudited pro forma combined statements of operations for the year ended October 31, 1996 gives effect to the acquisition of STMS, Inc. as if it had occurred on November 1, 1995. The unaudited pro forma combined statements of operations for the six months ended April 30, 1997 gives effect to the acquisition of STMS, Inc. as if it had occurred on November 1, 1995.

The unaudited pro forma combined statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which the Company believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and does not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined statements of operations should be read in conjunction with the financial statements of the Company, including the notes thereto and the financial statements of STMS, Inc.


                                    Pro Forma Balance Sheet
                                     As of April 30, 1997

                                                                     HISTORICAL
                                                      HISTORICAL     STMS, INC.     ACQUISITION       PRO FORMA
                                                       DUNN (a)         (b)       ADJUSTMENTS (c)     COMBINED
                                                     -------------  ------------  ----------------  -------------
Assets
Current assets:

  Cash and cash equivalents........................  $   5,722,833       104,008  $ (1,204,500) (d) $   4,622,341
  Accounts receivable..............................      3,943,840     3,300,116                        7,243,956
  Inventory........................................        317,719       198,902                          516,621
  Investments......................................        150,000            --                          150,000
  Prepaid/deferred tax asset.......................             --       110,836                          110,836
  Loans receivable from related parties............             --       148,197                          148,197
  Prepaid expenses and other current assets........         48,237        43,062                           91,299
                                                     -------------  ------------  ----------------  -------------
Total current assets...............................     10,182,629     3,905,121        (1,204,500)    12,883,250
  Property and equipment, net......................         72,809       474,264                          547,073
  Other assets.....................................             --       165,832                          165,832
  Goodwill and other intangibles, net..............             --            --      2,226,775 (e)     2,226,775
                                                     -------------  ------------  ----------------  -------------
Total assets.......................................  $  10,255,438  $  4,545,217  $      1,022,275  $  15,822,930
                                                     -------------  ------------  ----------------  -------------
                                                     -------------  ------------  ----------------  -------------
Liabilities and Stockholders' equity (deficit)
Current liabilities:
  Accounts payable.................................  $   3,085,580  $  3,832,692  $      28,500 (f) $   6,946,772
  Accrued expenses.................................        510,621       185,766                          696,387

  Note payable.....................................             --     1,235,000    (1,235,000) (g)            --
  Current portion of capital lease obligation......             --        16,037                           16,037
  Deferred revenues................................         22,896       492,269                          515,165
  Deferred income taxes............................         67,694            --                           67,694
                                                     -------------  ------------  ----------------  -------------
Total current liabilities..........................      3,686,791     5,761,764        (1,206,500)     8,242,055
Long-term debt.....................................             --        29,146                           29,146
Long-term capital lease obligation, net current
  portion .........................................             --         8,082                            8,082
Stockholders' equity (deficit):

  Common Stock.....................................          5,000         1,000          (850) (h)         5,150
  Additional paid-in capital.......................      4,065,078        10,000        964,850 (h)     5,039,928
  Retained earnings (deficit)......................      2,498,569    (1,264,775)     1,264,775 (h)     2,498,569
                                                     -------------  ------------  ----------------  -------------
Total stockholders' equity (deficit)...............      6,568,647    (1,253,775)        2,228,775      7,543,647
                                                     -------------  ------------  ----------------  -------------
Total liabilities and stockholders' equity
  (deficit)........................................  $  10,255,438  $  4,545,217  $      1,022,275  $  15,822,930
                                                     -------------  ------------  ----------------  -------------
                                                     -------------  ------------  ----------------  -------------

                          Pro Forma Statement of Operations
                             Year Ended October 31, 1996

                                                                     HISTORICAL
                                                      HISTORICAL     STMS, INC.      ACQUISITION      PRO FORMA
                                                       DUNN (i)          (j)       ADJUSTMENTS (c)    COMBINED
                                                     -------------  -------------  ---------------  -------------
Net revenues.......................................  $  18,098,638  $  20,249,828   $          --   $  38,348,466
Costs of revenues..................................     14,102,442     16,616,964                      30,719,406
                                                     -------------  -------------                   -------------
Gross profit.......................................      3,996,196      3,632,864                       7,629,060
Sales and marketing................................        475,471      1,349,292                       1,824,763
General and administrative.........................      1,496,979      1,957,992      188,200 (k)      3,643,171
                                                     -------------  -------------  ---------------  -------------
Income from operations.............................      2,023,746        325,580        (188,200)      2,161,126
Other income (expense).............................         49,343        (99,412)             --         (50,069)
Interest expense...................................        (57,925)      (232,966)             --        (290,891)
                                                     -------------  -------------  ---------------  -------------
Income (loss) before income taxes..................      2,015,164         (6,798)       (188,200)      1,820,166
Provision for (benefit from) income tax............        776,000         (1,211)             --         774,789
                                                     -------------  -------------  ---------------  -------------
Net income (loss)..................................      1,239,164         (5,587)       (188,200)      1,045,377
                                                     -------------  -------------  ---------------  -------------
                                                     -------------  -------------  ---------------  -------------
Net loss per share (p).............................  $        0.31                                  $        0.25
                                                     -------------                                  -------------
                                                     -------------                                  -------------
Weighted average shares outstanding (p)............      4,050,150                                      4,200,150
                                                     -------------                                  -------------
                                                     -------------                                  -------------



                        Six Months Ended April 30, 1997

                                                      HISTORICAL     HISTORICAL      ACQUISITION      PRO FORMA
                                                       DUNN (l)    STMS, INC. (m)  ADJUSTMENTS (c)    COMBINED
                                                     ------------  --------------  ---------------  -------------
Revenues...........................................  $  9,492,429   $  7,812,531    $          --   $  17,304,960
Costs of revenues..................................     7,670,210      5,951,002                       13,621,212
                                                     ------------  --------------                   -------------
Gross profit.......................................     1,822,219      1,861,529                        3,683,748
Sales and marketing................................       293,766      1,772,964               --       2,066,730
General and administrative.........................       468,480      1,032,509           93,169 (n)      1,594,158
                                                     ------------  --------------  ---------------  -------------
Income (loss) from operations......................     1,059,973       (943,944)         (93,169)         22,860
Other income (expense):............................         2,608        (21,372)                         (18,764)
Interest income (expense)..........................        30,954       (118,003)              --         (87,049)
                                                     ------------  --------------  ---------------  -------------
Net income (loss) before income taxes..............     1,093,535     (1,083,319)                         (82,953)
Provision for (benefit from) income tax............       418,300             --         (418,300)(o)        --
                                                     ------------  --------------  ---------------  -------------
Net income (loss)..................................  $    675,235   $ (1,083,319)   $    (325,131)  $     (82,953)
                                                     ------------  --------------  ---------------  -------------
                                                     ------------  --------------  ---------------  -------------
Earnings (net loss) per share (p)..................     4,210,166                                       4,150,000
                                                     ------------                                   -------------
                                                     ------------                                   -------------
Weighted average shares outstanding (p)............  $       0.16                                  $       (0.02)
                                                     ------------                                   -------------
                                                     ------------                                   -------------

(a) Balance Sheet as of April 30, 1997.

(b) Balance Sheet as of June 30, 1997.

(c) Represents adjustments for the STMS, Inc. ("STMS") acquisition based on a purchase price of approximately $2,088,000. The STMS acquisition has been accounted for using the purchased method. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on fair value of such assets and liabilities which are estimated to equal their book value.

(d) Represents the cash paid to settle the note payable and certain accounts payable due to a related party of STMS and payment of fees related to the acquisition.

(e) Represents goodwill and customer lists identified by the Company. The intangible assets will be amortized on a straight-line basis over the following lives: goodwill will be amortized over twenty years and customer lists will be amortized over five years.

(f) Represents $208,500 in estimated accrued legal, accounting and printing expenses related to the acquisition offset by the settlement of certain accounts payable due to a related party of STMS.

(g) Represents the settlement of $1,235,000 in notes payable due to a related party of STMS

(h) Represents the stockholders equity not acquired by the Company offset $975,000 related to the issuance of 150,000 shares of Dunn's Common Stock at $6.50 per share (the price per share on the date of acquisition).

(i) Statement of operations for the year ended October 31, 1996.

(j) Statement of operations for the year ended December 31, 1996.

(k) Represents the amortization expense for the year related to the intangible assets acquired.

(l) Statement of operations for the six months ended April 30, 1997.

(m) Statement of operations for the six months ended June 31, 1997.

(n) Represents the amortization expense for the six months ended April 30, 1997, related to the intangible assets acquired.

(o) Reprsennts effect on taxes if the Company was able to apply the net loss of the subsidiary against the net income.

(p) The Company's net loss per share calculations are based upon the weighted average number of shares of Common Stock and
    Common Stock equivalents  outstanding.   Pursuant  to  the
    requirements of the Securities and Exchange Commission Staff Accounting Bulletin No. 83, options to purchase Common Stock issued at prices below the estimated initial public offering ("IPO") price during the 12 months immediately preceding the initial filing of the registration statement relating to the IPO, (collectively the "cheap stock") have been included in the computation of net loss per share as if they were outstanding for all periods presented (using the treasury method assuming repurchase of Common Stock at the estimated IPO price). For the six months ended April 30, 1997, the cheap stock is weighted for the period outstanding through the effective date of the IPO. Other shares issuable upon the exercise of stock have been excluded from the computation if the effect of their inclusion would be antidilutive due to the Company's pro forma net losses.